Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Mary Ellen Fowler
Senior Vice President and Treasurer
443-285-5450
maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST

REPORTS FIRST QUARTER 2010 RESULTS

COLUMBIA, MD April 28, 2010 — Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the quarter ended March 31, 2010.

Highlights

•                  Net income attributable to common shareholders for the first quarter 2010 was $5.9 million or $.10 per diluted earnings per share (“Diluted EPS”) as compared to $12.1 million of net income available to common shareholders or $.23 Diluted EPS for the first quarter 2009, a decrease of 57% per share.

•                  Funds from Operations (“FFO”) per diluted share for the first quarter 2010 was $.53 as compared to $.67 for the first quarter 2009, a decrease of 21%. The decrease was primarily attributable to a decrease in lease termination fee revenue of approximately $3 million and higher net costs for snow removal of approximately $3 million.

•                  Diluted Adjusted Funds from Operations (“Diluted AFFO”) available to common share and common unit holders was $25.2 million for the first quarter 2010 as compared to $33.4 million for the first quarter 2009, a decrease of 24%.

•                  89.6% occupied and 90.2% leased for our wholly-owned portfolio as of March 31, 2010.

•                  Renewed 359,000 square feet.

•                  450,000 square feet of development space leased in the quarter.

•                  969,000 square feet of overall leasing.

“We indicated previously that 2010 would be a challenging year for the industry since the real estate sector lags the economy. Our first quarter results reflect those challenges with some pressure on occupancy and lease rates. Offsetting this pressure was strong leasing volume with 969,000 square feet of overall leasing and good progress on development leasing, signing over 450,000 square feet,” stated Randall M. Griffin, President and Chief Executive Officer, Corporate Office Properties Trust.

Financial Ratios

Diluted FFO payout ratio for the three months ended March 31, 2010 was 75% as compared to 56% for the three months ended March 31, 2009. Diluted AFFO payout ratio for the three months ended March 31, 2010 was 99% as compared to 67% for the three months ended March 31, 2009.

As of March 31, 2010, the Company had a total market capitalization of $4.9 billion, with $2.1 billion in debt outstanding, equating to a 43% debt to total market capitalization ratio.

For the first quarter 2010, the Company’s weighted average interest rate was 4.8% and at March 31, 2010, the Company had 73% of its total debt subject to fixed interest rates.

For the first quarter 2010, the Company’s EBITDA to interest coverage ratio was 3.0x, and the EBITDA fixed charge coverage ratio was 2.5x.

Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the tables that follow the text of this press release.

Operating Results

At March 31, 2010, the Company’s wholly-owned portfolio of 248 office properties totaled 18.9 million square feet. The weighted average remaining lease term for the portfolio was 4.8 years and the average rental rate (including tenant reimbursements) was $24.64 per square foot.

For the quarter ended March 31, 2010, 359,000 square feet were renewed, at an average committed cost of $7.63 per square foot. Total rent on renewed space increased 2% on a straight-line basis, as measured from the straight-line rent in effect preceding the renewal date and decreased 7% on a cash basis. For renewed and retenanted space of 454,000 square feet, total straight-line rent decreased 1% and total rent on a cash basis decreased 9%. The average committed cost for renewed and retenanted space was $8.96 per square foot.

For the quarter ended March 31, 2010, same office property cash NOI excluding gross lease termination fees decreased 4% for the quarter compared to the first quarter 2009. The Company’s same office portfolio for the quarter represents 87% of the rentable square feet of its consolidated portfolio and consists of 232 properties.

Development Activity

At March 31, 2010, the Company had 3.1 million square feet under construction, development and redevelopment for a total projected cost of $619.5 million.

The Company’s land inventory (wholly-owned and joint venture) at March 31, 2010 totaled 2,258 acres that can support 20.8 million square feet of development.

In March 2010, the Company completed the formation of LW Redstone Company, LLC, a joint venture created to develop Redstone Gateway, a 468 acre land parcel adjacent to Redstone Arsenal in Huntsville, Alabama. The land is owned by the U.S. Government and is under a long term master lease to the joint venture through the Enhanced Use Lease program. The joint venture will work closely with Redstone Arsenal to create a business park that will total approximately 4.6 million square feet of office and retail space when completed, including 4.4 million square feet of Class A office space. In addition, the business park will include hotel and other amenities. The Company will be the managing partner of the joint venture with a controlling interest and responsible for development, leasing and management of the office space at Redstone Gateway.

Subsequent Events

The Company executed the following transactions subsequent to quarter end:

•                  On April 7, 2010, the Company issued $240 million aggregate principal amount of 4.25% Exchangeable Senior Notes due 2030. The notes have an exchange settlement feature that provides that the notes may, under certain circumstances, be exchangeable for cash and our common shares at an initial exchange rate (subject to adjustment) of 20.7658 shares for $1,000 principal amount of the notes (equivalent to an exchange price of $48.16 per common share, a 20% premium over the closing price on the NYSE on the transaction pricing date). The Company used the proceeds for general corporate purposes, including repayment of borrowings under its unsecured revolving credit facility.

•                  Increased the Company’s revolving credit facility by $100 million, from $600 million to $700 million in April 2010.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call (within the United States)

Date:	Thursday, April 29, 2010

Time:	11:00 a.m. Eastern Time

Telephone Number:	888-679-8034

Passcode:	46054719

Conference Call (outside the United States)

Date:	Thursday, April 29, 2010

Time:	11:00 a.m. Eastern Time

Telephone Number:	617-213-4847

Passcode:	46054719

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:

https://www.theconferencingservice.com/prereg/key.process?key=P9AH3ECQC

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call. A replay of this call will be available beginning Thursday, April 29 at 2:00 p.m. Eastern Time through Thursday, May 13 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 22745357. To access the replay outside the United States, please call 617-801-6888 and use passcode 22745357.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) (NYSE: OFC) is a specialty office real estate investment trust (REIT) that focuses on strategic customer relationships and specialized tenant requirements in the U.S. Government, Defense Information Technology and Data sectors. The Company acquires, develops, manages and leases properties which are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in growth corridors. As of March 31, 2010, the Company owned 268 office and data properties totaling 20 million rentable square feet, which includes 20 properties totaling 1.1 million square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “could”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Revenues
Real estate revenues	$112,228	$106,108
Construction contract and other service revenues	37,365	74,889
Total revenues	149,593	180,997
Expenses
Property operating expenses	48,135	38,964
Depreciation and other amortization associated with real estate operations	27,596	26,277
Construction contract and other service expenses	36,399	73,323
General and administrative expenses	5,900	5,543
Business development expenses	155	646
Total operating expenses	118,185	144,753
Operating income	31,408	36,244
Interest expense	(22,638)	(19,363)
Interest and other income	1,302	1,078
Income from continuing operations before equity in loss of unconsolidated entities and income taxes	10,072	17,959
Equity in loss of unconsolidated entities	(205)	(115)
Income tax expense	(41)	(70)
Income from continuing operations	9,826	17,774
Discontinued operations	832	392
Income before gain on sales of real estate	10,658	18,166
Gain on sales of real estate, net of income taxes	17	—
Net income	10,675	18,166
Less net income attributable to noncontrolling interests
Common units in the Operating Partnership	(527)	(1,804)
Preferred units in the Operating Partnership	(165)	(165)
Other	(45)	(50)
Net income attributable to COPT	9,938	16,147
Preferred share dividends	(4,025)	(4,025)
Net income attributable to COPT common shareholders	$5,913	$12,122

Earnings per share “EPS” computation:
Numerator for diluted EPS:
Net income available to common shareholders	$5,913	$12,122
Amount allocable to restricted shares	(290)	(268)
Numerator for diluted EPS	5,623	11,854

Denominator:
Weighted average common shares - basic	57,844	51,930
Dilutive effect of share-based compensation awards	364	498
Weighted average common shares - diluted	58,208	52,428

Diluted EPS	$0.10	$0.23

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended March 31,
	2010	2009

Net income	$10,675	$18,166
Add: Real estate-related depreciation and amortization	27,603	26,491
Add: Depreciation and amortization on unconsolidated real estate entities	175	160
Less: Gain on sales of operating properties, net of income taxes	(297)	—
Funds from operations (“FFO”)	38,156	44,817
Less: Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)
Less: Noncontrolling interests - other consolidated entities	(45)	(50)
Less: Preferred share dividends	(4,025)	(4,025)
Less: Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	(282)	(53)
Less: Basic and diluted FFO allocable to restricted shares	(379)	(453)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	33,260	40,071
Less: Straight-line rent adjustments	(2,346)	(1,140)
Less: Amortization of acquisition intangibles included in FFO	(270)	(380)
Less: Recurring capital expenditures	(6,211)	(5,883)
Add: Amortization of discount on Exchangeable Senior Notes, net of amounts capitalized	782	698
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$25,215	$33,366

Weighted average shares
Weighted average common shares	57,844	51,930
Conversion of weighted average common units	5,017	7,253
Weighted average common shares/units - basic FFO per share	62,861	59,183
Dilutive effect of share-based compensation awards	364	498
Weighted average common shares/units - diluted FFO per share	63,225	59,681

Diluted FFO per share	$0.53	$0.67

Dividends/distributions per common share/unit	$0.3925	$0.3725
Diluted FFO payout ratio	75.2%	55.8%
Diluted AFFO payout ratio	99.3%	67.0%
EBITDA interest coverage ratio	2.97x	3.65x
EBITDA fixed charge coverage ratio	2.47x	2.95x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	58,208	52,428
Weighted average common units	5,017	7,253
Denominator for diluted FFO per share	63,225	59,681

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	March 31,	December 31,
	2010	2009
Balance Sheet Data (in thousands) (as of period end)
Properties, net of accumulated depreciation	$3,064,962	$3,029,900
Total assets	3,398,352	3,380,022
Debt	2,107,131	2,053,841
Total liabilities	2,287,813	2,259,390
Beneficiaries’ equity	1,110,539	1,120,632

Debt to total assets	62.0%	60.8%
Debt to undepreciated book value of real estate assets	58.5%	57.8%
Debt to total market capitalization	43.1%	44.6%

Property Data (wholly owned properties) (as of period end)
Number of operating properties owned	248	249
Total net rentable square feet owned (in thousands)	18,918	19,101
Occupancy	89.6%	90.7%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$3,398,352	$3,380,022
Assets other than assets included in properties, net	(333,390)	(350,122)
Accumulated depreciation on real estate assets	443,246	422,612
Intangible assets on real estate acquisitions, net	94,925	100,671
Denominator for debt to undepreciated book value of real estate assets	$3,603,133	$3,553,183

	Three Months Ended
	March 31,
	2010	2009
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$4,071	$4,225
Total capital improvements on operating properties	870	1,513
Total leasing costs on operating properties	1,338	1,626
Less: Nonrecurring tenant improvements and incentives on operating properties	(77)	(41)
Less: Nonrecurring capital improvements on operating properties	(60)	(588)
Less: Nonrecurring leasing costs incurred on operating properties	54	(900)
Add: Recurring capital expenditures on operating properties held through joint ventures	15	48
Recurring capital expenditures	$6,211	$5,883

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,
	2010	2009
Reconciliation of dividends for earnings payout ratio to dividends and distributions for FFO & AFFO payout ratio
Common share dividends for earnings payout ratio	$23,160	$20,264
Common unit distributions	1,867	2,085
Dividends and distributions for FFO & AFFO payout ratio	$25,027	$22,349

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$10,675	$18,166
Interest expense on continuing operations	22,638	19,363
Interest expense on discontinued operations	65	61
Income tax expense	52	70
Real estate-related depreciation and amortization	27,603	26,491
Depreciation of furniture, fixtures and equipment	650	539
EBITDA	$61,683	$64,690

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$22,638	$19,363
Interest expense from discontinued operations	65	61
Less: Amortization of deferred financing costs	(1,126)	(1,024)
Less: Amortization of discount on Exchangeable Senior Notes, net of amounts capitalized	(782)	(698)
Denominator for interest coverage-EBITDA	20,795	17,702
Preferred share dividends	4,025	4,025
Preferred unit distributions	165	165
Denominator for fixed charge coverage-EBITDA	$24,985	$21,892

Reconciliation of same property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$58,785	$63,942
Less: Straight-line rent adjustments	(1,367)	(1,191)
Less: Amortization of deferred market rental revenue	(520)	(287)
Same office property cash net operating income	$56,898	$62,464
Less: Lease termination fees, gross	(278)	(3,660)
Same office property cash net operating income, excluding gross lease termination fees	$56,620	$58,804

Top Twenty Office Tenants of Wholly Owned Properties as of March 31, 2010 (1)

(Dollars in thousands)

			Percentage of	Total	Percentage	Weighted
		Total	Total	Annualized	of Total	Average
	Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant	Leases	Square Feet	Square Feet	Revenue (2) (3)	Revenue	Lease Term (4)

United States of America (5)	69	2,673,290	15.8%	82,486	19.8%	5.7
Northrop Grumman Corporation (6)	17	1,302,589	7.7%	33,329	8.0%	6.8
Booz Allen Hamilton, Inc.	7	721,564	4.3%	21,352	5.1%	5.3
Computer Sciences Corporation (6)	3	454,986	2.7%	12,384	3.0%	3.4
General Dynamics Corporation (6)	9	294,982	1.7%	8,200	2.0%	0.8
Wells Fargo & Company (6)	6	215,673	1.3%	7,719	1.8%	8.2
The Aerospace Corporation (6)	3	247,253	1.5%	7,702	1.8%	4.8
L-3 Communications Holdings, Inc. (6)	4	256,120	1.5%	7,324	1.8%	4.0
ITT Corporation (6)	8	305,689	1.8%	7,317	1.8%	4.6
CareFirst, Inc.	2	211,972	1.3%	7,229	1.7%	6.5
Integral Systems, Inc. (6)	4	241,610	1.4%	5,985	1.4%	9.9
Comcast Corporation (6)	7	306,123	1.8%	5,934	1.4%	3.5
AT&T Corporation (6)	7	346,292	2.0%	5,590	1.3%	8.6
Ciena Corporation	5	263,724	1.6%	4,832	1.2%	3.0
The Boeing Company (6)	4	150,768	0.9%	4,750	1.1%	3.5
Unisys Corporation	2	258,498	1.5%	4,607	1.1%	9.5
The Johns Hopkins Institutions (6)	5	139,295	0.8%	3,506	0.8%	6.6
BAE Systems PLC (6)	6	186,605	1.1%	2,995	0.7%	2.8
Merck & Co., Inc. (6)	2	225,900	1.3%	2,777	0.7%	2.3
Magellan Health Services, Inc.	2	118,801	0.7%	2,691	0.6%	1.3

Subtotal Top 20 Office Tenants	172	8,921,734	52.6%	238,710	57.2%	5.5
All remaining tenants	717	8,025,224	47.4%	178,898	42.8%	3.8
Total/Weighted Average	889	16,946,958	100.0%	$417,608	100.0%	4.8

(1)     Table excludes owner occupied leasing activity which represents 164,313 square feet with total annualized rental revenue of $3,905 and a weighted average remaining lease term of 5.3 years as of March 31, 2010.

(2)     Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2010, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

(3)     Order of tenants is based on Annualized Rent.

(4)     The weighting of the lease term was computed using Total Rental Revenue.

(5)     Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(6)     Includes affiliated organizations or agencies.